Exhibit 32.1

Section 1350 Certifications

CERTIFICATE OF CHIEF FINANCIAL OFFICER AND CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Clive de Larrabeiti, President, Secretary and Director, who also performs the function of principal financial officer, principal executive officer and principal accounting officer of Mayfair Mining & Minerals, Inc., certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended December 31, 2003, filed with the Securities and Exchange Commission on the date hereof:

     (i)   fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     (ii)   the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Mayfair Mining & Minerals, Inc.
July 20, 2004	By:

/s/ Clive de Larrabeiti
Clive de Larrabeiti
President, Secretary, Treasurer and a member of the Board of Directors (who also performs the function of principal financial officer, principal executive officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Mayfair Mining & Minerals, Inc. and will be retained by Mayfair Mining & Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.